EXHIBIT 10.13

ULTICOM, INC.

2005 STOCK INCENTIVE COMPENSATION PLAN

DEFERRED STOCK AWARD AGREEMENT

Section 1.	Grant Of Deferred Stock Units.

(a)       Award. On the terms and conditions set forth in this Agreement, the Company hereby grants to _______________ (the “Grantee”) a total of 5,500 Deferred Stock units (the “Granted Units”) as of _____________________.

(b)       Shareholder Rights. The Grantee (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Granted Units until such time as the Company delivers to the Grantee the shares of Common Stock in settlement of the Granted Units, as described in Section 4.

(c)       Plan and Defined Terms. This award is granted under and subject to the terms of the Ulticom, Inc. 2005 Stock Incentive Compensation Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms used herein and not defined in the Agreement (including Section 8 hereof) shall have the meaning set forth in the Plan. To the extent any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

(d)       Grantee Undertaking. The Grantee agrees to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

Section 2.	No Transfer Or Assignment Of Award.

This Award and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process; provided, however, that the Grantee shall be permitted to transfer this award, in connection with his or her estate plan, to the Grantee’s spouse, siblings, parents, children and grandchildren or a charitable organization that is exempt under Section 501(c)(3) of the Code or to trusts for the benefit of such persons, or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons or to the Grantee’s former spouse in accordance with a domestic relations order.

Section 3.	Vesting.

This award shall be 75% vested as of the date of grant as a result of services provided by the Grantee during the Company’s fiscal year 200_ (i.e., 25% vested in respect of each of the fiscal quarters ended April 30 200_, July 31, 200_ and October 31, 200_). This award shall become 100% vested on January 31, 200_, subject to the Grantee’s continued service with the Company through such date.

Section 4.	Settlement Of Granted Units.

The Company shall deliver to the Grantee a number of shares of Common Stock equal to the aggregate number of vested Granted Units on the Settlement Date (defined below). For purposes of this Agreement, the “Settlement Date” shall be the earlier of (a) the date on which a Change in Control (to the extent that such Change in Control also constitutes a change in ownership or effective control within the meaning of Section 409A(a)(2)(A)(v) of the Code) occurs and (b) January _, 200_. No fractional shares of Common Stock will be issued. The Company will pay cash in respect of fractional shares of Common Stock.

Section 5.	Adjustment Of Granted Units.

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting the Common Stock, or any distribution (other than regular cash dividends) to shareholders of the Company, the Board shall make any adjustments to the Granted Units and this Agreement as it determines appropriate.

Section 6.	Representations Of The Grantee.

The Grantee hereby represents to the Company that:

(a)

The Granted Units (including, for purposes of this Section 6 as applicable, the Common Stock received in settlement therefor) received by the Grantee will be held by him for investment only for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws. The Grantee has no current intention of selling, granting participation in or otherwise distributing the Granted Units in violation of applicable U.S. federal or state or foreign securities laws. The Grantee does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Granted Units, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

(b)

The Grantee understands that the Granted Units have not been registered under the 1934 Act or any applicable U.S. federal, state or foreign securities laws, and that the Granted Units are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantee’s representations as expressed herein.

(c)

The Grantee has not relied upon any representations or other information (whether oral or written) from the Company or its shareholders, directors, officers or affiliates, or from any other person or entity, in connection with the Granted Units. The Grantee acknowledges that the Company has not given any assurances with respect to the tax consequences of the ownership and disposition of the Granted Units.

(d)

The Grantee understands that there are substantial restrictions on the transferability of the Granted Units and that on the date of the Agreement and for an indefinite period thereafter there will be no public market for the Granted Units and, accordingly, it may not be possible for the Grantee to liquidate his investment in case of emergency, if at all. In addition, the Grantee understands that the Agreement and the Plan contain substantial restrictions on the transferability of the Granted Units and provide that, in the event that the conditions relating to the transfer of any Granted Units in such document has not been satisfied, the holder shall not transfer any such Granted Units, and unless otherwise specified the Company will not recognize the transfer of any such Granted Units on its books and records or issue any share certificates representing any such Granted Units, and any purported transfer not in accordance with the terms of the Agreement and the Plan shall be void. As such, the Grantee understands that: a restrictive legend or legends may be placed on the certificates representing the Granted Units; a notation will be made in the appropriate records of the Company indicating that the Granted Units are subject to restrictions on transfer and, if the Company has engaged the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Granted Units; and the Grantee will sell, transfer or otherwise dispose of the Granted Units only in a manner consistent with its representations set forth herein and then only in accordance with the Agreement and the Plan.

(e)

The Grantee understands that (i) the Granted Units may not be sold, transferred or otherwise disposed of without registration under the 1934 Act or an exemption therefrom, (ii) the Granted Units has not been registered under the 1934 Act; (iii) the Granted Units must be held indefinitely and he must continue to bear the economic risk of holding the Granted Units unless such shares are subsequently registered under the 1934 Act or an exemption from such registration is available; (iv) the Grantee is prepared to bear the economic risk of holding the Granted Units for an indefinite period of time; (v) the Granted Units are characterized as “restricted securities” under the U.S. federal securities laws; and (vii) the Granted Units may not be sold, transferred or otherwise disposed of except in compliance with federal, state and local law.

(f)	The Grantee is an “accredited investor,” as such term is defined in Rule 501 of the Securities Act due to his status as a director of the Company.
Section 7.	Miscellaneous Provisions.

(a)       No Retention Rights, No Future Awards. Nothing in this award or in the Plan shall confer upon the Grantee any right to any future Awards and to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Continuous Service at any time and for any reason, with or without cause.

(b)       Award Unfunded. The Granted Units represent an unfunded promise. The Grantee’s rights with respect to the Granted Units are no greater than the rights of a general unsecured creditor of the Company.

(c)       Notice. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express (or other similar overnight service) or by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(d)       Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)       Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)        Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)       Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

Section 8.	Definitions.
(a)	“Agreement” shall mean this Deferred Stock Award Agreement.
(b)	“Board” shall mean the Board of Directors of the Company.

(c)       “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d)	“Granted Units” shall have the meaning described in Section 1(a) of this Agreement.
(e)	“Plan” shall have the meaning described in Section 1(c) of this Agreement.
(f)	“Settlement Date” shall have the meaning described in Section 4 of this Agreement.

            IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

GRANTEE:	ULTICOM, INC.

____________________________	By:__________________________

Name:
Title:

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